Exhibit 77o

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                Rule 10f-3 Acquisition of Securities from an Affiliate - April 1, 2002 through June 30, 2002

                                                            DeAM

                                             RREEF Rreal Estate Securities Fund
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                                        Security Purchased             Comparison Security           Comparison Security
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Issuer                             HERITAGE PROPERTY INVESTMENT    RAMCO-GERSHENSON PROPERTIES      GLIMCHER REALTY TRUST
                                            TRUST, INC.                       TRUST
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Underwriters                      Duetsche Bank, Merrill Lynch,  Deutsche Bank, McDonald        Deutsche Bank, McDonald
                                  Goldman Sachs, Morgan Stanley, Investments, Robertson         Investments
                                  UBS Warburg, Legg Mason Wood   Stephens
                                  Walker, Wachovia Securities
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
Years of continuous operation,                                 >3                             >3                           >3
including predecessors
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Security                                                      HTG                            RPT                          GRT
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Is the affiliate a manager or                                  no                            yes                          yes
co-manager of offering?
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Name of underwriter or dealer                       Merrill Lynch                            n/a                          n/a
from which purchased
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Firm commitment underwriting?                                 yes                            yes                          yes
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Trade date/Date of Offering                             4/23/2002                      4/23/2002                    6/27/2002
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Total dollar amount of offering                               $ -                            $ -                          $ -
sold to QIBs
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Total dollar amount of any                           $450,000,000                    $73,500,000                  $53,460,000
concurrent public offering
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Total                                                $450,000,000                    $73,500,000                  $53,460,000
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Public offering price                                      $25.00                         $17.50                       $17.82
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Realized Gain/Loss on Sale of                   $ 110.01 (0.073%)                            n/a                          n/a
Security
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Unrealized Gain/Loss at 6/30/02                               n/a                            n/a                          n/a
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Price paid if other than public                               n/a                            n/a                          n/a
offering price
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Underwriting spread or commission*                   1.56 (6.25%)                      1.05 (6%)                    0.89 (5%)
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Shares purchased                                            6,000                            n/a                          n/a
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$ amount of purchase                                  $150,000.00                            n/a                          n/a
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% of offering purchased by fund                          0.00033%                            n/a                          n/a
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% of offering purchased by                                    n/a                            n/a                          n/a
associated funds*
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Total (must be less than 25%)                            0.00033%                            n/a                          n/a
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*    Heritage  Property  Investment Trust was an initial public offering,  while both Ramco-Gershenson  Properties and Glimcher Realty Trust were secondary, follow-on offerings. RREEF has not purchased and IPO in over two years.